                                                                     Exhibit 4.3

                                 AMENDMENT NO. 1

                           DATED AS OF APRIL 20, 2001

                                       TO

                             $32,000,000 THREE YEAR
                  CREDIT AGREEMENT DATED AS OF JANUARY 31, 2001

                                      AMONG

                          GENENCOR INTERNATIONAL, INC.,

                            THE LENDERS PARTY THERETO

                                       AND

                            THE CHASE MANHATTAN BANK
                             AS ADMINISTRATIVE AGENT

                                              PREPARED BY:
                                              UNDERBERG & KESSLER LLP
                                              COUNSEL TO THE SYNDICATION AGENT
                                              MICHAEL C. DWYER, ESQ.
                                              1800 CHASE SQUARE
                                              ROCHESTER, NEW YORK 14604
                                              TELEPHONE:        (716) 258-2825
                                              FAX:              (716) 258-2821
                                              E-MAIL:  mdwyer@underberg-
                                                                kessler.com

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                       AMENDMENT NO. 1 TO CREDIT AGREEMENT
                       -----------------------------------

         AGREEMENT dated as of April 20, 2001 among GENENCOR INTERNATIONAL, INC. (the "BORROWER"), the Lenders signatory to this Amendment (each a "LENDER") and THE CHASE MANHATTAN BANK, as Administrative Agent for the Lenders (in such capacity, together with its successors in such capacity, the "ADMINISTRATIVE AGENT").

                                 R E C I T A L S

         R.1 The Borrower, The Chase Manhattan Bank, individually and as Administrative Agent, ABN Amro Bank N.V. and The Bank of New York have entered into a $32,000,000 Three Year Credit Agreement, dated as of January 31, 2001 (the "CREDIT AGREEMENT").

         R.2 The Borrower desires to amend the Credit Agreement to increase the aggregate amount of the Commitments to $40,000,000.

         R.3 The parties wish to add Credit Suisse First Boston as a Lender and to amend the Credit Agreement on the terms and conditions set forth below.

         NOW, THEREFORE, the parties agree as follows:

         1. DEFINITIONS. Except as otherwise set forth herein, as used in this Amendment, the terms defined in the Credit Agreement shall have the meanings assigned to them in the Credit Agreement.

         2. AMENDMENTS. The Credit Agreement is hereby amended as set forth below:

                  2.1 DEFINITIONS. The following definitions are added to
SECTION 1.01 of the Credit Agreement:

                           "AMENDMENT NO. 1" shall mean Amendment No. 1 dated as of April 20, 2001 to Credit Agreement dated as of January 31, 2001.

                           "LENDERS" means the Persons listed on SCHEDULE 2.01, in the form attached to Amendment No. 1 as EXHIBIT 2.1, and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.



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                  2.2 DEFINITIONS - COMMITMENT. The definition of Commitment in
SECTION 1.01 is amended to read as follows:

                           "COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make Loans hereunder, expressed in dollars, as such commitment may be (a) reduced from time to time pursuant to SECTION 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to SECTION 9.04. The amount of each Lender's Commitment as of the date of Amendment No. 1 is set forth on SCHEDULE 2.01, which Schedule is amended to read as set forth in EXHIBIT 2.2 attached to Amendment No. 1, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Lenders' Commitments as of the date of Amendment No. 1 is $40,000,000.

                  2.3 AMENDMENTS. CLAUSE (vii) is added to SECTION 9.02(b), which shall read as follows:

                           (vii) amend the provisions of SECTION 9.04(h) except as provided therein;

                  2.4 SPECIAL PURPOSE VEHICLES. SUBPARAGRAPH (h) is added to
SECTION 9.04, which shall read as follows:

                           "(h) Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING LENDER") may grant to special purpose funding vehicles (each an "SPC") of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement, provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof, and (iii) except as expressly set forth herein, the rights of any such SPC shall be derivative of the rights of the Granting Lender, and each SPC shall be subject to all of the restrictions upon the Granting Lender herein contained. Each SPC shall be conclusively presumed to have made arrangements with its Granting Lender for the exercise by the Granting Lender of voting and other rights hereunder in a manner which is acceptable to the SPC, and the Administrative Agent, the Lenders and the Borrower and each other party shall be entitled to rely upon and deal solely



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

                           with the Granting Lender with respect to Loans made by or through its SPC and with respect to all other matters related to this Agreement. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the related Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States of America or any state thereof. In addition, notwithstanding anything to the contrary contained in this SECTION 9.04, each SPC may, at any time, without regard to the requirements of SECTION 9.04(b), (i) with notice to, but without the prior written consent of, the Borrower or the Administrative Agent, and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender (or to any other SPC of such Granting Lender) or to any financial institutions (consented to by the Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans made by such SPC (but nothing contained herein shall be construed in derogation of the obligation of the Granting Lender to make Loans), and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This SECTION 9.04(h) may not be amended without the written consent of all SPC's then designated to the Administrative Agent in accordance with the foregoing provisions of this Section."

         3. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to the Lenders that:

                  3.1 CORPORATE POWER AND AUTHORITY: NO CONFLICTS. The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not and will not: (a) require any consent or approval of its shareholders, which has not been obtained; (b) contravene its charter or by-laws, as amended to date; (c) violate any provision of, or require any filing,



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

registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or any of its Subsidiaries or Affiliates; (d) result in a breach of or constitute a default or require any consent that has not been obtained under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by the Borrower and its Subsidiaries; or (f) cause the Borrower (or any Subsidiary or Affiliate, as the case may be), to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

                  3.2 LEGALLY ENFORCEABLE AGREEMENT. This Amendment, and the Credit Agreement as amended hereby, are the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except to the extent that such enforcement might be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

                  3.3 NO DEFAULT. On and as of the date of this Amendment, and after giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or Event of Default.

                  3.4 REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in the Credit Agreement are true and correct as of the date of this Amendment as if fully set forth herein and made on and as of the date of this Amendment. The Borrower has heretofore furnished to Credit Suisse First Boston its consolidated balance sheet and statements of income, stockholders' equity and cash flows as of and for the fiscal year ended December 31, 2000, reported on by PricewaterhouseCoopers LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Subsidiaries as of such date and for such period in accordance with GAAP.



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                  3.5 MATERIAL ADVERSE CHANGE. Since December 31, 1999, there has been no material adverse change in the condition (financial or otherwise), business, operations or prospects of the Borrower and its Subsidiaries, taken as a whole.

         4. EFFECTIVENESS. This Amendment shall be of no force or effect unless and until the date on which all of the following conditions are met:

                  4.1 COUNTERPARTS. The Borrower and the Administrative Agent have each received counterparts of this Amendment duly executed by the Borrower, the Administrative Agent, and all of the Lenders.

                  4.2 RESOLUTIONS. The Administrative Agent shall have received certified copies of the resolutions of the board of directors of the Borrower, in form and content reasonably satisfactory to the Administrative Agent, authorizing the execution, delivery and performance of this Amendment.

         5. CREDIT SUISSE/OUTSTANDING BORROWINGS. Upon this Amendment becoming effective, Credit Suisse First Boston shall become a Lender and shall have all of the rights, duties and obligations of a Lender, and it shall make such Loans to the Borrower as may be necessary so that all Borrowings outstanding immediately prior to the execution of this Amendment are held by all Lenders ratably in accordance with their respective Commitments, after giving effect to this Amendment.

         6. CHASE'S EXPENSES. Borrower agrees to pay The Chase Manhattan Bank ("CHASE") for all costs, expenses and charges (including, without limitation, fees and charges of external legal counsel for Chase and costs allocated by its internal legal department) incurred by Chase in connection with the negotiation, preparation and execution of this Amendment and other documents executed in connection herewith.

         7. MISCELLANEOUS. Except as expressly provided in this Amendment, the Credit Agreement shall remain unchanged and in full force and effect, except that each reference in the Credit Agreement, and in any agreements, certificates and notices simultaneously herewith or hereafter executed under or pursuant to the Credit Agreement, to the "Credit Agreement", "this Agreement", "hereof", "herein" and similar terms referring to the Credit Agreement, shall be deemed to refer to the Credit Agreement as amended by this Amendment.



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         This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in such state, without regard to conflict of laws principles.

         The section headings in this Amendment are inserted for convenience only and shall not be a part of this instrument.

         This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument.

SIGNATURE PAGES S-1 to S-5 TO FOLLOW.

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                                                                             S-1

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.

                                          GENENCOR INTERNATIONAL, INC.


                                          By  /s/ Raymond J. Land
                                              ------------------------------
                                          Name:  Raymond J. Land
                                          Title: Senior Vice President
                                                 Chief Financial Officer

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                                                                             S-2

                                          THE CHASE MANHATTAN BANK, individually
                                          and as Administrative Agent

                                          By  /s/ Scott Rose
                                              ----------------------------------
                                          Name:  Scott Rose
                                          Title: Vice President


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                                                                             S-3

                                          BANKS:
                                          ABN AMRO BANK N.V.



                                          By  /s/ Angela Noique
                                              ----------------------------------
                                            Name:  Angela Noique
                                            Title: Vice President

                                          By  /s/ John J. Mack
                                              ----------------------------------
                                            Name:  John J. Mack
                                            Title: Group Vice President

                                          BANKS:
                                          THE BANK OF NEW YORK

                                          By:  /s/ David S. Csatari
                                               ---------------------------------
                                            Name:  David S. Csatari
                                            Title: Assistant Vice President

                                          BANKS:
                                          CREDIT SUISSE FIRST BOSTON

                                          By: /s/ William S. Lutkins
                                              ------------------------------
                                            Name:  William S. Lutkins
                                            Title: Vice President

                                          By: /s/ Robert N. Finney
                                              ------------------------------
                                            Name:  Robert N. Finney
                                            Title: Managing Director

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


                                   EXHIBIT 2.2
                                   -----------

                                  SCHEDULE 2.01

                                   COMMITMENTS

Lender                                Commitment
------                                ----------

The Chase Manhattan Bank            $13,333,333.34

ABN Amro Bank N.V.                   12,000,000.00

The Bank of New York                  6,666,666.66

Credit Suisse First Boston            8,000,000.00
                                     -------------

                                     40,000,000.00

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